EXHIBIT 99.1




                Written Statement of the Chief Executive Officer
                          Pursuant to 18 U.S.C. ss.1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chairman and Chief Executive Officer of Regency Centers Corporation, the general partner of Regency Centers, L.P. (the "Partnership"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Partnership for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.



/s/ Martin E. Stein, Jr.
------------------------
Martin E. Stein, Jr.
May 8, 2003









A signed original of this written statement required by Section 906 has been provided to Regency Centers, L.P., and will be retained by Regency Centers, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.